Exhibit 8

List of Active Subsidiaries of Baja Mining Corp.

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Mintec Processing Ltd., a British Columbia Company

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Minera y Metalurgica del Boleo S.A. de C.V., a Mexican company

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Invebaja, S.A. de C.V.

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Desarrollos y Servicios Costeros S.A. de C.V.

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Servicios y Dersarollos Mesata Central S.A. de C.V.